Exhibit 32.1
SECTION 1350 CERTIFICATION OF THE CHIEF EXCECUTIVE
OFFICER AND CHIEF FINANCIAL OFFICER
In connection with the Quarterly Report on Form 10-Q of Nash-Finch Company, (the “Company”) for the twelve weeks ended March 24, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Alec C. Covington, President and Chief Executive Officer and Robert B. Dimond, Executive Vice President and Chief Financial Officer, respectively, of the Company, certify, pursuant to 18. U.S.C. Section 1350, that to our knowledge:
(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods expressed in the Report.

Date: May 1, 2007

	By:	/s/ Alec C. Covington
	Name:	Alec C. Covington
	Title:	President and Chief Executive Officer

	By:	/s/ Robert B. Dimond
	Name:	Robert B. Dimond
	Title:	Executive Vice President and Chief Financial Officer

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